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                      AMES DEPARTMENT STORES, INC.             Exhibit 20
                        NOVEMBER RESULTS VS. PLAN               Page 2 of 2
                            MANAGEMENT FORMAT
                               (Unaudited)
                              (In Millions)


                                        November, 1996     Fiscal 1996 YTD
                                        Actual   Plan (a) Actual   Plan (a)
CASH FLOW SUMMARY:
Beginning Cash & Cash Equivalents          $20.6    $15.9    $14.2    $14.2

Cash Flow from Operations:
   Net Income (Loss)                         9.0      8.1      6.9     (2.1)
   Non-Cash Income Tax Exp (Ben)             4.2      3.4      3.3     (0.9)
   Other                                     0.6      0.7      3.7      4.2
                                        ------------------------------------
Cash Provided by (Used in) Operations       13.8     12.2     13.9      1.2

Changes in Working Capital:
   FIFO Inventory (increase) decrease       16.8      8.1   (139.8)  (151.8)
   Trade Payables increase (decrease)        5.7      3.7    111.5     69.9
   All Other                                (6.9)   (13.7)   (43.9)   (56.9)
                                        ------------------------------------
Net Changes in Working Capital              15.6     (1.9)   (72.2)  (138.8)

Capital Expenditures                        (0.7)    (1.2)   (16.0)   (18.6)

Other:
   Short-Term Borrow.(Pymnts)- Revolver    (18.0)    10.0    119.2    200.7
   Capital Lease Payments                   (0.3)    (0.3)    (3.1)    (3.1)
   Long-Term Debt Payments                     -        -    (12.3)   (12.3)
   Restructuring and Other                  (0.6)    (0.4)   (12.0)    (7.8)
   Financing Fee Payments                      -        -     (1.3)    (1.2)
                                        ------------------------------------
Total Other                                (18.9)     9.3     90.5    176.3
                                        ------------------------------------

Increase (Decrease) in Cash & Cash Equiv     9.8     18.4     16.2     20.1
                                        ------------------------------------

Ending Cash & Cash Equivalents             $30.4    $34.3    $30.4    $34.3
                                        ====================================

(a)As reported on Form 8-K dated June 11, 1996


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